                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form S-1 of our reports dated February 11, 2000 relating to the consolidated financial statements and financial statement schedule of OMP, Inc. and its subsidiaries and our reports dated February 25, 1998 relating to the financial statements and financial statement schedule of WorldWide Product Distribution, Inc. which appear in Amendment No. 4 to the Registration Statement. We also consent to the reference to us under the heading "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 8, 2001